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                                                                     Exhibit 24

                             CHAPMAN HOLDINGS, INC.
                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors and Executive Officers of Chapman Holdings, Inc., incorporated in the State of Maryland, hereby constitute and appoint Nathan A. Chapman, Jr. and Earl U. Bravo, Sr., and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and/or Executive Officers of Chapman Holdings, Inc., the Annual Report on Form 10-KSB, and any and all further amendments to said report, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated as of: March 6, 1998



/S/ NATHAN A. CHAPMAN, JR.                    /S/ DONALD V. WATKINS
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Nathan A. Chapman, Jr., President,            Donald V. Watkins, Director,
Chairman of Board of Directors and
Director (Principal Executive Director)



/S/ EARL U. BRAVO, SR.,                       /S/ LOTTIE H. SHACKELFORD
----------------------------------------      -------------------------------
Earl U. Bravo, Sr., Director                  Lottie H. Shackelford, Director



/S/ M. LYNN BALLARD
----------------------------------------
M. Lynn Ballard, Treasurer and Controller
(Principal Financial Officer and Principal
Account Officer)